Exhibit 10.1
2008-000024A
FIRST AMENDMENT
PHYSICAL HEALTH INSURANCE CONTRACT
AGREEMENT BETWEEN
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72, of September 7, 1993, as amended, hereinafter referred to as the “ADMINISTRATION”, and represented by it’s Executive Director, Ms. Minerva Rivera González;
And
TRIPLE S, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “INSURER”, and represented by its Chief Executive Director, Ms. Socorro Rivas;
Contractor Name
     For the Provision fo Health Insurance coverage to eligible population under the Government Health Insurance Plan

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their respective representatives and successors, agree as follows:
FIRST: The ADMINISTRATION has the responsibility to negotiate contracts with Managed Care Organizations (INSURER) or Insurance Companies to provide health insurance coverage to eligible population as certified by Medicaid Program (MAP) under the Government Health Insurance Plan (GHIP) administered by the PRHIA and other beneficiaries that meet the requirements Law 72 of September 7, 1993 as amendment.
SECOND: On July 13, 2007 the ADMINISTRATION and Triple-S, Inc. entered into Contract Number 08-024, for the provision of Health Insurance Coverage to eligible population in the North and Southwest Region.
THIRD: The contract also established in Appendix C the Premium Rates for the period of November 1, 2006 to June 30, 2007, which also are the Interim Premium Rates for the fiscal year beginning July 1, 2007 to June 30, 2008.
Now, therefore the parties agree to amend Appendix C, to incorporate the Final Premium Rate for the current fiscal year period.
HENCEFORTH: The Appendix C is amended and made part of this Contract as if set forth fully herein. Al other term and conditions of the contract remains unchanged. In witness whereof, the parties have duly execute this amendment on the this _20___day of September, 2007 and affixes below their respective signature.

/s/ Minerva Rivera González	September 20, 2007

MINERVA RIVERA GONZÁLEZ, ESQ.	Date of Signature
Executive Director	(month/day/year)
Puerto Rico Health Insurance Administration

/s/ Socorro Rivas	September 20, 2007

SOCORRO RIVAS	Date of Signature
President & CEO	(month/day/year)
Triple S, Inc.

/s/ Luis A. Marini	September 20, 2007

LUIS A. MARINI, DMD	Date of Signature
President & CEO	(month/day/year)
Triple-C, Inc.

Appendix C
TRIPLE S / TRIPLE C, INC.
HEALTH OPTIONS MANAGEMENT
The monthly premiums for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients is establish below on a per member per month (pmpm) rate; for the period of November 1st, 2006 to June 30, 2007.
Monthly Premiums Rates

Region or Area	Premiums Rates
South West	$72.00

North	$73.76
The monthly premiums for all beneficiaries, including all those who are sixty-five (65) years and older who are Medicare beneficiaries Part A or Part A and B those who are sixty-five years and older who are not Medicare recipients is establish below on a per member per month (pmpm) rate; for the period of July 1st, 2007 to June 30, 2008.
Monthly Premiums Rates

Region or Area	Premiums Rates
South West	$78.27

North	$80.06

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